First California Financial Group, Inc. 10-K

EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2012 (the “Report”) by First California Financial Group, Inc. (“Registrant”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: March 18, 2013

/s/ C. G. Kum
C. G. Kum
President and Chief Executive Officer

/s/ Romolo Santarosa
Romolo Santarosa
Senior Executive Vice President and Chief Operating
Officer/Chief Financial Officer